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                                                                     Exhibit 8.2

                        HAIGHT, GARDNER, POOR & HAVENS
          195 Broadway  *  New York, NY 10007-3189  *  (212) 341-7000


                                                                January 18, 1996


Teekay Shipping Corporation
Tradewinds Building
Sixth Floor
Bay Street
P.O. Box SS-6293
Nassau, Bahamas


                    Re:  Registration Statement on Form F-3


Ladies and Gentlemen:

        We have acted as special Liberian counsel to Teekay Shipping Corporation, a Liberian corporation (the "Company"), in connection with the Registration Statement on Form F-3 (No. 33-65139) (as amended as of the date hereof, the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules") in connection with the proposed offering and sale by underwriters of the First Preferred Ship Mortgage Notes Due 2008 (the "Notes"). You have asked us to render our opinion as to the matters hereinafter set forth.

        In connection with the opinions set forth herein, we have examined the Registration Statement and all such originals and copies, certified or otherwise identified to our satisfaction, of such other agreements, certificates and other statements of government officials and corporate officers and other representatives of the Company and other documents as we have deemed necessary as the basis for the opinions set forth herein.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies, and the conformity with the original documents of all documents submitted to us as copies. As to any questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon written or oral statements of corporate officers and other representatives of the Company.


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                        HAIGHT, GARDNER, POOR & HAVENS

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Teekay Shipping Corporation
January 18, 1996


        We have further assumed that (i) the Company is and intends to maintain its status as a "nonresident Liberian entity" under the Liberian Internal Revenue Code, (ii) the Company is not now carrying on, and in the future does not expect to carry on, any operations within the Republic of Liberia, and
(iii) all documentation related to the proposed offering will be executed outside the Republic of Liberia.

        To the extent our opinion involves the valid existence and good standing of the Company under Liberian law, we have relied upon information supplied to us by the International Trust Company of Liberia.

        We are not licensed to practice in the Republic of Liberia, and insofar as the law of the Republic of Liberia is concerned, we have relied (i) on opinions received from Liberian counsel as to certain matters under Liberian law and in analogous transactions and (ii) on Liberian legal materials available to us to the extent such examination has enabled us to confirm said opinions. We have assumed that the Liberian statutes as previously in force, particularly the Associations Law, 1976 (Title 5 of the Liberian Code of Laws, Revised) and the practices, frameworks and procedures relating thereto have not been altered as a result of the current political situation. We have further assumed that all Liberian officials and representatives involved in this transaction are authorized to act on behalf of the International Trust Company of Liberia and/or the Republic of Liberia. The opinions expressed herein are further qualified in their entirety in that, unless otherwise hereinafter expressly provided, no opinion is expressed with respect to the laws other than those of the Republic of Liberia.

        Based upon the foregoing and subject to the qualifications set out herein, we are of the opinion that insofar as present Liberian law is concerned, the summary set forth under the heading "Tax
Considerations--Liberian Taxation" in the Prospectus forming a part of the Registration Statement (the "Prospectus") is accurate and describes the Liberian tax consequences expected to be relevant to prospective holders of the Notes offered to the public pursuant to the Prospectus.

        The opinions expressed herein are based on our knowledge of the law and facts as of the date hereof, and we hereby expressly disclaim any duty or other obligation to communicate to you with respect to any matter subsequent to the date hereof.



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                        HAIGHT, GARDNER, POOR & HAVENS

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Teekay Shipping Corporation
January 18, 1996


        We hereby consent to the use of our name in the Registration Statement and in the Prospectus as the same appears under the captions "Risk Factors--Enforcement of Mortgages", "Description of the Notes--Fraudulent Conveyance Statutes", "Business -- Taxation of the Company -- Liberian Taxation", "Tax Considerations -- Liberian Taxation" and "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. This consent may be incorporated by reference in any registration statement filed pursuant to Rule 462(b) of Regulation C under the Act in connection with the offering of the Notes. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                     Very truly yours,

                                     HAIGHT, GARDNER, POOR & HAVENS


                                     By          /s/  Jovi Tenev
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